As filed with the Securities and Exchange Commission on September 9, 2026
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Editas Medicine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4097528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)
Inducement Stock Option Award (September 2026)
(Full Title of the Plans)
Gilmore O’Neill
President and Chief Executive Officer
Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
(Name and Address of Agent For Service)
(617) 401-9000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information required by Item 1 is included in documents sent or given to the participant in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to the participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(1) The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 9, 2026, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2026 Annual Meeting of Stockholders, as filed with the Commission on April 28, 2026.
(2) The registrant’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, as filed with the Commission on May 5, 2026 and August 5, 2026, respectively.
(3) The registrant’s current reports on Form 8-K as filed with the Commission on March 27, 2026 (Item 8.01 only), April 7, 2026, May 14, 2026 (Item 8.01 only), May 26, 2026 (Item 8.01 only), May 26, 2026, May 26, 2026, June 18, 2026, and August 5, 2026 (Item 5.02 only).
(4) The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8‑A filed under the Exchange Act with the Commission on January 29, 2016, as the description therein has been updated and superseded by the description of the registrant’s capital stock contained in Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 9, 2026, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective. The registrant’s certificate of incorporation provides that no director of the registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The registrant’s certificate of incorporation provides that it will indemnify each person who was or is a party or threatened to be made a party or is involved in to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
The registrant’s certificate of incorporation also provides that it will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the registrant to procure a judgment in the registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the registrant against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the registrant does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
The registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the registrant under circumstances to, among other things, indemnify these directors and executive officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by each of these directors and executive officers in any action or proceeding arising out of his or her service as one of the registrant’s directors or officers, or any of the registrant’s subsidiaries or any other company or enterprise to which the person provides services at the registrant’s request.
The registrant maintains a general liability insurance policy that covers certain liabilities of the directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed on June 2, 2025)
4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed on December 10, 2024)
5.1*	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP, counsel to the Registrant
23.1*	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1*	Power of attorney (included on the signature pages of this registration statement)
99.1	Form of Inducement Stock Option Agreement (incorporated by reference to Exhibit 10.19 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024)
107*	Filing Fee Table
* Filed herewith
Item 9. Undertakings.
1.Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 9, 2026.

EDITAS MEDICINE, INC.

By:	/s/ Gilmore O’Neill
Gilmore O’Neill
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Editas Medicine, Inc., hereby severally constitute and appoint Gilmore O’Neill, Amy Parison, and Damien Grierson and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Editas Medicine, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gilmore O’Neill	President, Chief Executive Officer, Director (principal executive officer)	September 9, 2026
Gilmore O’Neill

/s/ Amy Parison	Chief Financial Officer (principal financial and accounting officer)	September 9, 2026
Amy Parison

/s/ Jessica Hopfield	Chair of the Board of Directors	September 9, 2026
Jessica Hopfield, Ph.D.

/s/ Bernadette Connaughton	Director	September 9, 2026
Bernadette Connaughton

/s/ Patrick Ellinor	Director	September 9, 2026
Patrick Ellinor, M.D., Ph.D.

/s/ Andrew Hirsch	Director	September 9, 2026
Andrew Hirsch

/s/ David Scadden	Director	September 9, 2026
David Scadden, M.D.